Exhibit 10.2

INCREMENTAL FACILITY AGREEMENT AND AMENDMENT

THIS INCREMENTAL FACILITY AGREEMENT AND AMENDMENT, dated as of June 30, 2020 (this “Agreement”), is by and among PROSIGHT GLOBAL, INC., a Delaware corporation (the “Borrower”), each other Loan Party signatory hereto, TRUIST BANK, as Administrative Agent (the “Administrative Agent”), each of the Incremental Revolving Lenders (as defined herein) and each other Lender party hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the lenders party thereto (together with any other lender who becomes a Lender thereunder pursuant to the terms thereof, the “Lenders”) and the Administrative Agent entered into that certain Credit Agreement dated as of June 12, 2020 (the “Credit Agreement”);

WHEREAS, pursuant to Section 2.23 of the Credit Agreement, the Borrower may request Incremental Commitments in accordance with the terms and conditions thereof;

WHEREAS, the Borrower has notified the Administrative Agent of (i) its request for Incremental Revolving Commitments pursuant to such Section in an aggregate principal amount equal to $65,000,000 to be used in accordance with Section 5.9 of the Credit Agreement and (ii) its desire to make certain amendments to the Credit Agreement;

WHEREAS, certain Persons party to this Agreement (such Persons, the “Incremental Revolving Lenders”) have indicated their willingness to establish such Incremental Revolving Commitments, and the Lenders have agreed to make certain amendments to the Credit Agreement, in each case, on the terms and subject to the conditions herein; and

WHEREAS, subject to and upon the terms and conditions set forth in this Agreement, the Borrower, the Administrative Agent, the Incremental Revolving Lenders and the other Lenders are willing to enter into this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:

Section 1.  Definitions.  Except as otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

Section 2.  Incremental Revolving Commitments.

(a)Each Incremental Revolving Lender hereby agrees, severally and not jointly, to provide an Incremental Revolving Commitment to the Borrower on the Incremental Closing Date in an aggregate principal amount equal to the amount set forth opposite such Incremental Revolving Lender’s name on Annex A attached hereto (each an “Incremental Revolving Commitment” and, collectively, the “Incremental Revolving Commitments”), on and subject to the terms set forth herein and in the Credit Agreement.  The Incremental Revolving Commitments shall be deemed to be “Revolving Commitments” as defined in the Credit Agreement for all purposes of the Loan Documents.

(b)Each Incremental Revolving Lender (i) confirms that a copy of the Credit Agreement and the other applicable Loan Documents, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and make an Incremental Revolving Commitment, have been made available to such Incremental Revolving Lender; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Arrangers or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or the other applicable Loan Documents, including this Agreement; and (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto.  Each Incremental Revolving Lender that is not a Lender immediately prior to the effectiveness of this Agreement (if any) acknowledges and agrees that, upon the Incremental Closing Date, such Incremental Revolving Lender shall be a “Revolving Lender” and a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all obligations of and shall have all rights and benefits of a Revolving Lender and a Lender thereunder.

Section 3. Specific Amendments to Credit Agreement.

(a)Amendment to Section 1.1 of the Credit Agreement.  Section 1.1 of the Credit Agreement, Definitions, is hereby amended by adding the following new defined term in the appropriate alphabetical order:

“Incremental Facility Agreement and Amendment” shall mean that certain Incremental Facility Agreement and Amendment dated as of June 30, 2020 among the Borrower, the Lenders party thereto and the Administrative Agent.

(b)Amendment to Section 1.1 of the Credit Agreement.  Section 1.1 of the Credit Agreement, Definitions, is hereby amended by deleting the reference to “Level I”  in (i) the tenth line of the definition of “Applicable Margin” and (ii) the ninth line of the definition of “Applicable Percentage” and by substituting in lieu thereof a reference to “Level VI”.

(c)Amendment to Section 1.1 of the Credit Agreement.  Section 1.1 of the Credit Agreement, Definitions, is hereby amended by deleting the proviso at the end of the definition of “Benchmark Replacement” substituting in lieu thereof the following:

“; provided that, if the Benchmark Replacement as so determined would be less than three-quarters of one percent (0.75%), the Benchmark Replacement will be deemed to be three-quarters of one percent (0.75%) for the purposes of this Agreement.”

(d)Amendment to Section 1.1 of the Credit Agreement.  Section 1.1 of the Credit Agreement, Definitions, is hereby amended by amending and restating the definition of “Arrangers” to read as follows:

“Arrangers” shall mean SunTrust Robinson Humphrey, Inc., Citizens Bank, N.A., Regions Capital Markets, a division of Regions Bank, and KeyBank National Association, in their capacity as joint lead arrangers and joint bookrunners.

(e)Amendment to Section 1.1 of the Credit Agreement.  Section 1.1 of the Credit Agreement, Definitions, is hereby amended by adding the following poviso at the end of the definition of “Unadjusted Benchmark Replacement”:

“; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than three-quarters of one percent (0.75%), the Unadjusted Benchmark Replacement will be deemed to be three-quarters of one percent (0.75%) for the purposes of this Agreement.”

(f)Amendment to Section 2.23(a) of the Credit Agreement.  Section 2.23(a) of the Credit Agreement, Increase of Commitments; Additional Lenders, is hereby amended by deleting clause (i) thereof and substituting in lieu thereof the following:

“(i)the aggregate principal amount of all such Incremental Commitments made pursuant to this Section shall not exceed $50,000,000 (the principal amount of each such Incremental Commitment, the “Incremental Commitment Amount”); provided that this clause (i) shall be calculated by excluding any Incremental Revolving Commitments that are provided pursuant to the terms of the Incremental Facility Agreement and Amendment;”

(g)Amendment to Section 5.1(a)(iii) of the Credit Agreement.  Section 5.1(a)(iii) of the Credit Agreement, Borrower Financial Information, is hereby amended by deleting the first three lines thereof and substituting in lieu thereof the following:

“(iii)concurrently with the delivery of the financial statements referred to in subsections (i) and (ii) of clause (a) of this Section (other than the financial statements for the fourth Fiscal Quarter of each Fiscal Year delivered pursuant to subsection (ii) of clause (a) of this Section), a”

(h)Amendment to Section 7.1 of the Credit Agreement.  Section 7.1 of the Credit Agreement, Indebtedness, is hereby amended by deleting clause (g) thereof and substituting in lieu thereof the following:

“(g)other unsecured Indebtedness of the Borrower in an aggregate principal amount not to exceed $100,000,000 at any time outstanding minus (i) the aggregate amount of unreimbursed drawings in respect of letters of credit issued under or pursuant to the Letter of Credit Facilities Agreement minus (ii) the aggregate amount of Incremental Commitments (and related Loans)

established pursuant to Section 2.23 (excluding therefrom an amount of Incremental Revolving Commitments equal to $35,000,000 that became effective pursuant to the Incremental Facility Agreement and Amendment);”

Section 4.  Conditions Precedent.  This Agreement, and the Incremental Revolving Commitments, shall become effective as of the date on which the following conditions precedent are satisfied (such date, the “Incremental Closing Date”):

(a)The Administrative Agent shall have the received each of the following in form and substance satisfactory to the Administrative Agent:

(i)a counterpart of this Agreement duly executed by each of the Loan Parties, the Administrative Agent, the Required Lenders and each of the Incremental Revolving Lenders;

(ii)a certificate from a Responsible Officer of the Borrower, certifying that the applicable conditions set forth in this Section 4 have been satisfied;

(iii)a certificate of each Loan Party, which shall (A) certify that the resolutions of its board of directors, members or other body delivered to the Administrative Agent pursuant to Section 3.1(b)(ii) of the Credit Agreement on the Closing Date have not been amended, supplemented or otherwise modified since delivery thereof on the Closing Date, and such resolutions remain in full force and effect on the Incremental Closing Date, (B) identify by name and title and bear the signatures of the officers of such Loan Party authorized to sign this Agreement and the Loan Documents in connection herewith to which it is a party and (C) certify that none of the organizational documents delivered to the Administrative Agent pursuant to Section 3.1(b)(ii) of the Credit Agreement on the Closing Date have been amended, supplemented or otherwise modified since delivery thereof on the Closing Date, and all such documents remain in full force and effect on the Incremental Closing Date;

(iv)a favorable written opinion of Mayer Brown LLP, counsel to the Loan Parties, requested by the Administrative Agent, in each case addressed to the Administrative Agent and each of the Lenders ((including the Incremental Revolving Lenders) which shall expressly permit reliance by the successors and assigns of the Lenders and the Administrative Agent), and covering such matters relating to the Loan Parties, this Agreement and the Loan Documents as the Administrative Agent shall request;

(v)for each Incremental Revolving Lender that shall have requested a promissory note, a duly completed and executed promissory note for such Incremental Revolving Lender;

(vi)at least 5 Business Days prior to the Incremental Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act and, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower.

(b)Upon the effectiveness of this Agreement and the Incremental Revolving Commitments, and both immediately before and immediately after giving effect to this Agreement and the Incremental Revolving Commitments, no Default or Event of Default shall exist.

(c)A duly completed and executed Compliance Certificate, including calculations (and setting forth in reasonable detail such calculations) of the financial covenants set forth in Article VI of the Credit Agreement as of March 31, 2020, demonstrating that the Borrower shall be in pro forma compliance with each of the financial covenants set forth in Article VI of the Credit Agreement as of March 31, 2020, calculated as if all such Incremental Revolving Commitments had been established (and fully funded) as of the first day of such period of measurement for testing compliance.

(d)All fees and expenses due to the Incremental Revolving Lenders required to be paid on the Incremental Closing Date (including the fees and expenses of counsel for the Administrative Agent) shall have been paid.

(e)The representations and warranties in Section 5 of this Agreement shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects).  All of the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects), and, since December 31, 2019 there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.  Representations.  Each of the Loan Parties represents and warrants to the Administrative Agent and each of the Lenders (including the Incremental Revolving Lenders) that:

(a)Existence and Power.  Each Loan Party has all requisite power and authority and all requisite licenses, authorizations, consents and approvals to execute, deliver and perform its respective obligations under this Agreement and the other Loan Documents to which it is a party (after giving effect to this Agreement).

(b)Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of this Agreement and each other Loan Document to which such Person is a party (after giving effect to this Agreement), and the consummation of the transactions contemplated by this Agreement, (i) are within such Loan Party’s corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action, and (ii)(a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (b) will not violate any Requirement of Law applicable to the

Borrower or any of its Subsidiaries or any judgment, order or ruling of any Governmental Authority, (c) will not violate or result in a default under any Contractual Obligation of the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

(c)Binding Effect.  This Agreement and each other Loan Document executed in connection herewith has been duly executed and delivered by each Loan Party that is party hereto or thereto.  This Agreement and each other Loan Document executed in connection herewith constitutes a legal, valid and binding obligation of each Loan Party that is party hereto or thereto, enforceable against each Loan Party that is party hereto or thereto in accordance with its respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 6.  Reaffirmation of Guarantees.  Each Loan Party hereby acknowledges its receipt of a copy of this Agreement and its review of the terms and conditions hereof and consents to the terms and conditions of this Agreement and the transactions contemplated hereby, including the extension of credit in the form of the Incremental Revolving Commitments.  Each Loan Party hereby (a) affirms and confirms its guarantees under the Guaranty Agreement to which it is a party, (b) agrees that (i) each Loan Document to which it is a party shall continue to be in full force and effect and (ii) all guarantees under the Guaranty Agreement shall continue to be in full force and effect and shall accrue to the benefit of the Lenders, including the Incremental Revolving Lenders, and (c) acknowledges that from and after the date hereof, all Incremental Revolving Commitments and Revolving Loans thereunder from time to time outstanding shall be deemed to be Obligations.

Section 7.  Expenses and Indemnity.  Section 10.3 of the Credit Agreement is hereby incorporated herein by reference, mutatis mutandis, as if such Section were set forth in full herein.

Section 8.  Certain References.  Upon the effectiveness of this Agreement, each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as supplemented by this Agreement.

Section 9.  Appointment of Joint Lead Arranger and Joint Bookrunner.  Each of Regions Capital Markets, a division of Regions Bank and KeyBank National Association are hereby appointed by the Borrower as Joint Lead Arrangers and Joint Bookrunners in connection with this Agreement.

Section 10.  Benefits.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 11. GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE

CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF NEW YORK.

Section 12.  Jurisdiction and Consent to Service of Process.

(a) Subject to the last sentence of this clause (a), each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York, and of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or New York state court or, to the extent permitted by applicable law, such appellate court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or any other Loan Party or their respective properties in the courts of any jurisdiction.

(b)Each of the parties hereto irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in clause (a) of this Section and brought in any court referred to in subsection (a) of this Section.  Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1. of the Credit Agreement.  Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 13.  Effect.

(a)Except as expressly set forth in Sections 2 and 3 hereof, the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged and continue to be in full force and effect.  The amendments and agreements contained in Sections 2 and 3 hereof shall be deemed to have prospective application only.  The Credit Agreement and the other Loan Documents are hereby ratified and confirmed in all respects.  The parties hereto acknowledge, agree and confirm that the Commitments set forth on Schedule II replace Schedule II to the Credit Agreement as of the Incremental Closing Date after giving effect to the effectiveness of this Agreement.

(b)Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan

Documents, or constitute a course of conduct or dealing among the parties.  The Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents.

(c)This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.  This Agreement shall for all purposes be deemed to be a “Loan Document” and an “Incremental Joinder Agreement” under the Credit Agreement and entitled to the benefits thereof.

Section 14.  Further Assurances.  Each Loan Party agrees to take all further actions and execute such other documents and instruments as the Administrative Agent may from time to time reasonably request to carry out the transactions contemplated by this Agreement and all other agreements executed and delivered in connection herewith.

Section 15.  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by facsimile, email or other electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

Section 16.  Amendments and Waivers.  No amendment or waiver of any provision of this Agreement, and no consent to any departure by a Loan Party herefrom, shall be effective unless in writing signed by the Administrative Agent, the Incremental Revolving Lenders and the Borrower, and each such waiver, amendment or consent shall be effective only in the specific instance and for the specific purpose for which given.  To the extent that any notice was required to be delivered or otherwise provided prior to the Incremental Closing Date pursuant to the terms of the Credit Agreement in connection with any of the transactions contemplated by this Agreement, including any notices required pursuant to Section 2.23 of the Credit Agreement, and such notice was not so provided, the parties hereto waive the requirement of such notice.

Section 17.  Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 18.  Headings.  Headings and captions used in this Agreement are included for convenience of reference only and shall not be given any substantive effect.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Incremental Facility Agreement and Amendment to be duly executed as of the date first above written.

/s/
BORROWER:	PROSIGHT GLOBAL, INC.

	By:	/s/ Anthony Piszel
		Name:	Anthony Piszel
		Title:	CFO

OTHER LOAN PARTIES:
PROSIGHT SPECIALTY INSURANCE GROUP, INC.

	By:	/s/ Anthony Piszel
		Name:	Anthony Piszel
		Title:	CFO

PROSIGHT SPECIALTY MANAGEMENT COMPANY, INC.

	By:	/s/ Anthony Piszel
		Name:	Anthony Piszel
		Title:	CFO

PROSIGHT SPECIALTY INSURANCE BROKERAGE, LLC

	By:	/s/ Ricardo Victores
		Name:	Ricardo Victores
		Title:	CEO

Incremental Facility Agreement and Amendment (prosight)

TRUIST BANK, as Administrative Agent, a Lender and an Incremental Revolving Lender

By:	/s/ David Fournier
	Name:	David Fournier
	Title:	Managing Director

Incremental Facility Agreement and Amendment (prosight)

CITIZENS BANK, N.A. as a Lender and an Incremental Revolving Lender

By:	/s/ Donald A. Wright
	Name:	Donald A. Wright
	Title:	SVP

Incremental Facility Agreement and Amendment (prosight)

REGIONS BANK, as an Incremental Revolving Lender

By:	/s/ William Soo
	Name:	William Soo
	Title:	Director

Incremental Facility Agreement and Amendment (prosight)

/s/
KEYBANK NATIONAL ASSOCIATION as an Incremental Revolving Lender

	By:	/s/ James Cribbet
		Name:	James Cribbet
		Title:	SVP

Incremental Facility Agreement and Amendment (prosight)

/
CIBC BANK USA, as an Incremental Revolving Lender

	By:	/s/ Amanda Buzdum
		Name:	Amanda Buzdum
		Title:	Relationship Manager

Incremental Facility Agreement and Amendment (prosight)

/
FIFTH THIRD BANK, NATIONAL ASSOCIATION, as an Incremental Revolving Lender

	By:	/s/ Joshua Landau
		Name:	Joshua Landau
		Title:	Managing Director & Group Head Financial Institutions Group

Incremental Facility Agreement and Amendment (prosight)

/
BANK OF MONTREAL, CHICAGO BRANCH, as a Lender (solely with respect to Section 3)

	By:	/s/ Benjamin Mlot
		Name:	Benjamin Mlot
		Title:	Director

Incremental Facility Agreement and Amendment (prosight)

Annex A

Incremental Revolving Commitments

[Omitted pursuant to Regulation S-K Item 601(a)(5)]

Incremental Facility Agreement and Amendment (prosight)

SCHEDULE II

Commitment Amounts

[Omitted pursuant to Regulation S-K Item 601(a)(5)]

Incremental Facility Agreement and Amendment (prosight)